UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2010

FUELCELL ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Appointment of Certain Officers.

On July 5, 2010, Anthony Rauseo was promoted to Senior Vice President & Chief Operating Officer of FuelCell Energy, Inc. (the “Company”). Mr. Rauseo is 51 years old. Mr. Rauseo had been the Vice President of Engineering for the Company since August of 2005 and was Vice President and Divisional General Manager of Cidra Corporation prior to that time.

Mr. Rauseo is entitled to an annual base salary of $215,000 and, to the extent eligible, employee benefits equivalent to those currently enjoyed by the Company’s other employees.

Mr. Rauseo will receive a grant of restricted stock valued at $65,000. The number of shares will be based on the closing price of the Company’s common stock on the last trading day of the month following the effective date of promotion. This grant will vest over a four-year period at the rate of 25 percent per year. In addition, Mr. Rauseo is a participant in the Company’s 2010 Management Incentive Plan, pursuant to which he is eligible to receive a target annual incentive award of up to 30% of his 2010 annual base salary as well as future performance based equity grants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release, issued July 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: July 8, 2010	By:	/s/ Joseph G. Mahler

Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Press Release, issued July 6, 2010.